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                            HOMESTAKE MINING COMPANY
                        SPECIAL MEETING OF STOCKHOLDERS
                               DECEMBER 14, 2001
                     VOTING INSTRUCTION FORM FOR HOLDERS OF
                             HOMESTAKE CANADA INC.
                              EXCHANGEABLE SHARES


    These voting instructions are solicited on behalf of the Board of Directors of Homestake Mining Company

To holders of Homestake Canada Exchangeable Shares:


    You are entitled to exercise voting rights at the Homestake Mining Company Special Meeting to be held on December 14, 2001. You may instruct Computershare Trust Company of Canada, as trustee, to vote on your behalf. See paragraph A below. Alternatively, you may name one or more persons as proxy to vote on your behalf. See paragraph B below. Check the applicable box and, in the case of appointment of a proxy, insert the name of the person(s) chosen as your proxy in paragraph B (Check box A or box B):



/ / A. VOTING. Instructions to Computershare Trust Company of Canada. The undersigned hereby instructs Computershare Trust Company of Canada to vote as designated below, as to all Homestake Canada exchangeable shares held by the undersigned on October 30, 2001 at the Homestake Mining Company special meeting (or any postponement or adjournment thereof) on the merger proposal described below whereby each issued and outstanding share of Homestake common stock will be converted into the right to receive 0.53 Barrick common shares.



/ /  B.  APPOINTMENT OF PROXY.  The undersigned hereby appoints               as
    proxy, with the power to appoint a substitute, and hereby authorizes any of them to represent and to vote as designated below, as to all Homestake Canada exchangeable shares held by the undersigned on October 30, 2001, at the Homestake Mining Company special meeting (or any postponement or adjournment thereof) on the merger proposal described below whereby each issued and outstanding share of Homestake common stock will be converted into the right to receive 0.53 Barrick common shares. (Persons holding proxies must attend the special meeting in order to vote).


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                                 AFFIX LABEL OF
                                 INTERMEDIARY HERE
                     (IF YOU ARE NOT A REGISTERED SHAREHOLDER)


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PLEASE MARK VOTE
AS IN THIS EXAMPLE: /X/


Business To be Conducted:


1. To adopt the Agreement and Plan of Merger dated as of June 24, 2001, as amended, among Barrick Gold Corporation, Homestake Merger Co. and Homestake Mining Company. In the merger, each issued and outstanding share of Homestake common stock will be converted into the right to receive 0.53 Barrick common shares.


           FOR  / /         AGAINST  / /         ABSTAIN  / /

    HOMESTAKE CANADA EXCHANGEABLE SHARES WILL BE VOTED AS INSTRUCTED. IF NO DIRECTIONS ARE GIVEN, THE SHARES WILL BE VOTED "FOR" ITEM 1.


    THIS INSTRUCTION REVOKES ALL PRIOR INSTRUCTIONS GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS VOTING INSTRUCTION FORM, THE UNDERSIGNED AUTHORIZES THE TRUSTEE TO VOTE IN ITS DISCRETION TO ADOPT THE AGREEMENT AND PLAN OF MERGER IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARE SHOULD BE VOTED.



    HOMESTAKE MAY POSTPONE THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE HOMESTAKE BOARD OF DIRECTORS.


                                                    Dated: _______________, 2001
                                                      (insert date of signing)
                                                    ____________________________
                                                    ____________________________

                                                        Sign exactly as name
                                                    appears on this voting
                                                    instruction form. If
                                                    Homestake Canada
                                                    exchangeable shares are held
                                                    jointly, each holder should
                                                    sign. Executors,
                                                    administrators, trustees,
                                                    guardians, attorneys and
                                                    agents should give their
                                                    full titles. If holder is a
                                                    corporation, sign in full
                                                    corporate name by an
                                                    authorized officer.